                                                           Exhibit No. EX-99.i.1

[SRSY LOGO]                                  Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                         Telephone  215.564.8000
                                                               Fax  215.564.8120

Jonathan M. Kopcsik
jkopcsik@stradley.com
215.564.8099

                                 August 21, 2008

Board of Trustees
Genworth Variable Insurance Trust
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, CA 94523

          Re:  Genworth  Variable  Insurance  Trust's   Registration  under  the
               Securities Act of 1933

Ladies and Gentlemen:

     We have  examined  the  Agreement  and  Declaration  of Trust  (the  "Trust
Agreement")  of  Genworth  Variable  Insurance  Trust (the  "Trust"),  which was organized  as a  statutory  trust on June 4, 2008 under the  Delaware  Statutory
Trust Act;  the  By-Laws of the Trust;  the  resolutions  adopted by the Trust's
Board of Trustees  organizing the business of the Trust;  and various  pertinent
Trust proceedings that we deem material.  We have also examined the Notification of  Registration  and  the  registration  statement  filed  on  Form  N-1A  (the
"Registration  Statement")  on behalf of the Trust with the U.S.  Securities and
Exchange  Commission  (the "SEC") on June 10, 2008 under the Investment  Company
Act of 1940,  as amended (the "1940 Act"),  and the  Securities  Act of 1933, as
amended  (the "1933 Act"),  the  pre-effective  amendment  to that  Registration
Statement  filed  herewith,  as well as  other  items we deem  material  to this opinion.

     The Trust is authorized by the Trust Agreement to issue an unlimited number of shares of  beneficial  interest  without  par  value.  Pursuant  to the Trust
Agreement,  the Board of Trustees has authorized the creation and designation of nine series of shares:  Genworth Calamos Growth Fund,  Genworth Columbia Mid Cap
Value Fund, Genworth Davis NY Venture Fund, Genworth Eaton Vance Large Cap Value
Fund,  Genworth  Legg Mason  Partners  Aggressive  Growth Fund,  Genworth  PIMCO
StocksPLUS Fund, Genworth Putnam International Capital

       Philadelphia, PA o Malvern, PA o Harrisburg, PA o Wilmington, DE o
                        Cherry Hill, NJ o Washington, DC

                  A Pennsylvania Limited Liability Partnership

Board of Trustees
Genworth Variable Insurance Trust
August 21, 2008

Opportunities  Fund,  Genworth Thornburg  International Value Fund, and Genworth
Western Asset  Management Core Plus Fixed Income Fund, with each series offering one class of shares.  The Trust Agreement also empowers the Board of Trustees to designate any additional series or classes and allocate shares to such series or classes.

     Pursuant  to  the  provisions  of  Section  24(f)  of  the  1940  Act,  the
Registration  Statement is deemed to register an indefinite  number of shares of the Trust.  You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the 1940 Act  perfecting  the  registration  of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You also have  informed  us that the  shares  of the Trust  will be sold in accordance with the Trust's usual method of distributing its registered  shares, under which  prospectuses  are made  available  for  delivery  to  offerees  and purchasers of such shares in accordance with Section 5(b) of the 1933 Act.

     Based upon the foregoing information and examination,  so long as the Trust remains a valid and  subsisting  entity under the laws of the State of Delaware, and the  registration  of an  indefinite  number of shares of the Trust  remains effective,  the authorized shares of the Trust when issued after the date hereof for the  consideration  set by the  Board  of  Trustees  pursuant  to the  Trust
Agreement  and the  Trust's  currently  effective  registration  statement,  and subject to compliance with Rule 24f-2,  will be validly  issued,  fully paid and non-assessable.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto, covering the registration of the shares of the Trust under the 1933 Act and the applications,  registration statements or notice filings, and amendments thereto,  filed in accordance  with the securities laws of the several states in which  shares of the Trust are offered,  and we further  consent to reference in the Registration Statement to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                     Very truly yours,

                                     STRADLEY, RONON, STEVENS & YOUNG, LLP

                                     By:   /s/Jonathan M. Kopcsik
                                           Jonathan M. Kopcsik, a Partner